SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Sec. 240.14a-12

                                           Insituform Technologies, Inc.
 (Name of Registrant as Specified in its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: _____________________________________________________________________
(2)	Aggregate number of securities to which transaction applies: ________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
__________________________________________________________________
(4)	Proposed maximum aggregate value of transaction: ________________________
(5)	Total fee paid: _____________________________________________________

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _____________________________________________
(2)	Form, Schedule or Registration Statement No.: ___________________________
(3)	Filing Party: _______________________________________________________
(4)	Date Filed: ________________________________________________________

INSITUFORM TECHNOLOGIES, INC.

__________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on April 26, 2006

__________________________

TO THE OWNERS OF COMMON STOCK
OF INSITUFORM TECHNOLOGIES, INC.:

You are invited to attend Insituform Technologies, Inc.’s 2006 annual meeting of stockholders. The meeting will be held on Wednesday, April 26, 2006 at 9:00 a.m. local time at the Jumeirah Essex House, 160 Central Park South, New York, New York.

The purposes of this year’s meeting are:

(1)	to elect eight directors,

(2)	to approve the 2006 Non-Employee Director Equity Incentive Plan,

(3)	to approve the 2006 Employee Equity Incentive Plan,

(4)	to approve the 2006 Executive Performance Plan,

(5)	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2006, and

(6)	to transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

The board of directors set March 1, 2006 as the record date for the meeting. This means that if you are an owner of our common stock at the close of business on that date, you are entitled to receive this notice of the meeting, and to vote at the meeting and any adjournment(s) of the meeting.

If you do not expect to attend the meeting, please mark, sign, date and return the enclosed proxy card in the postage-paid envelope, so that your vote can be recorded.

By Order of the Board of Directors,

David F. Morris
Secretary

Chesterfield, Missouri
March 10, 2006

PROXY STATEMENT

Insituform Technologies, Inc.’s board of directors is mailing this proxy statement and the proxy card to you to solicit proxies on its behalf to be voted at our 2006 annual meeting of stockholders, and at any adjournment(s) of the meeting. This proxy statement and the proxy card were first mailed on
March 10, 2006. The meeting will be held on Wednesday, April 26, 2006 at 9:00 a.m. local time at the Jumeirah Essex House, 160 Central Park South, New York, New York, for the purposes listed in the accompanying notice.

We will bear all costs relating to the solicitation of proxies. Proxies may be solicited by our officers, directors and regular employees personally, by mail or by telephone. We may pay brokers and other persons holding shares of stock in their names, or the names of their nominees, for the reasonable expenses in sending soliciting material to their principals.

Our executive office is located at 702 Spirit 40 Park Drive, Chesterfield, Missouri 63005.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote?

You may vote if you owned shares at the close of business on March 1, 2006, the record date for our 2006 annual meeting of stockholders. You are entitled to one vote for each share you owned on that date for each director to be elected and on each other matter presented at the meeting. As of March 1, 2006, we had 27,058,634 shares of Class A common stock, $.01 par value, outstanding. We have no class or series of voting stock outstanding other than the common stock.

What am I voting on?

•	First, you are voting to elect eight directors. Each director, if elected, will serve a term of one year or until his or her successor has been elected and qualified.

Our board of directors recommends a vote “FOR” the election of each of the nominees for director.

•	Second, you are voting to approve the 2006 Non-Employee Director Equity Incentive Plan.

Our board of directors recommends a vote “FOR” the approval of the 2006 Non-Employee Director Equity Incentive Plan.

•	Third, you are voting to approve the 2006 Employee Equity Incentive Plan.

Our board of directors recommends a vote “FOR” the approval of the 2006 Employee Equity Incentive Plan.

•	Fourth, you are voting to approve the 2006 Executive Performance Plan.

Our board of directors recommends a vote “FOR” the approval of the 2006 Executive Performance Plan.

•	Fifth, you are voting to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2006.

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2006.

•	In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

How do I vote?

•
By Written Proxy: You can vote by written proxy. If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy. You can return your proxy card in the enclosed envelope, which requires no postage if mailed in the U.S.

•	In Person: If you are a record stockholder, you can vote in person at the meeting.

What is the difference between a record stockholder and a stockholder who holds shares in street name?

•	If your shares are registered in your name, you are a record stockholder.

•	If your shares are in the name of your broker or bank, your shares are held in street name.

How many votes are needed to approve the proposals?

•	Directors are elected by a plurality vote. That means that the eight nominees who receive the most votes are elected. A majority vote is not required.

•	Approval of the 2006 Non-Employee Director Equity Incentive Plan requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

•	Approval of the 2006 Employee Equity Incentive Plan requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

•	Approval of the 2006 Executive Performance Plan requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

•
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2006 requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

Can I revoke my proxy?

Yes. You can revoke your proxy by:

•	giving written notice to our corporate Secretary prior to the actual vote at the meeting,

•	delivering a later-dated proxy card prior to or at the meeting, or

•	voting in person at the meeting.

What is the record date and what does it mean?

The record date for the 2006 annual meeting of stockholders is March 1, 2006. The record date is set by our board of directors, as required by Delaware law. Record stockholders at the close of business on the record date are entitled to:

•	receive notice of the meeting, and

•	vote at the meeting, and at any adjournment(s) of the meeting.

What if I do not specify my vote when I return my proxy?

You should specify your choice for each proposal on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of all director nominees, “FOR” the approval of the 2006 Non-Employee Director Equity Incentive Plan, “FOR” the approval of the 2006 Employee Equity Incentive Plan, “FOR” the approval of the 2006

Executive Performance Plan and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2006.

How are designations to “withhold authority,” broker non-votes and abstentions counted?

If you designate on the proxy that you are “withholding authority” to vote for a director nominee or nominees, your shares will be counted as present for the purpose of determining the presence of a quorum for transacting business at the meeting, but will not have the effect of a vote against the director nominee or nominees. As discussed above, a plurality of the votes cast is required for the election of directors, which means that the nominees with the eight highest vote totals will be elected as directors. As a result, a designation on the proxy that you are “withholding authority” for a director nominee or nominees will only have the effect of lowering the vote totals of the individual directors for whom authority is withheld.

Broker “non-votes” will not be counted as present for the purpose of determining the presence of a quorum unless these shares are voted on another matter presented at the meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

•	has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote, and

•	does not have the discretionary voting power on the matter.

Abstentions will be counted as present for the purpose of determining the presence of a quorum for transacting business at the meeting and as votes cast on Proposals 2 through 5. Because these proposals require a majority of the votes cast for approval, an abstention will have the effect of a vote against the proposal.

What is a quorum?

A majority of the outstanding shares of our common stock must be represented, in person or by proxy, at the meeting to constitute a quorum for purposes of conducting business at the meeting.

*    *    *

PROPOSAL 1: ELECTION OF DIRECTORS

At the meeting, stockholders will elect eight directors, each to serve a term of one year or until a successor is elected and qualified. Unless otherwise instructed in the proxy, each of the persons named on the accompanying proxy card intends to vote the shares represented thereby in favor of the eight nominees listed under “Certain Information Concerning Director Nominees” below and, in any event, may not vote the shares for a greater number of persons than the eight nominees named.

Each director nominee is presently serving as a director of our company. We have no reason to believe that any of the director nominees will be unable or will decline to serve. If, however, any nominee should become unable or unwilling to serve, the persons named on the accompanying proxy card will vote the shares represented by the proxy for another person duly nominated by our board, based on the recommendation of our Corporate Governance & Nominating Committee, to act in the nominee’s place, or, if no other person is so nominated, to vote the shares only for the remaining nominees. Our board of directors recommends a vote “FOR” each of the nominees for director.

Certain Information Concerning Director Nominees

Certain information concerning the nominees for election as directors is set forth below. This information was furnished to us by the nominees. No family relationship exists between any of our directors or executive officers.

STEPHEN P. CORTINOVIS	Director since 1997
Age 56

Partner of Bridley Capital Partners (a private equity firm) since 2001; Senior Advisor to The Cypress Group (a private equity firm) since 2003; Vice President International and President - Europe, Emerson Electric Co. (designer, manufacturer and seller of electrical, electromechanical and electronic products, systems and services) from before 2000 until 2001; Director: Plexus Corp.

Member of our Corporate Governance & Nominating Committee and Strategic Planning Committee.

STEPHANIE A. CUSKLEY	Director since 2005
Age 45

Managing Director and Group Head - Mid Cap Investment Banking Coverage of JPMorgan Securities from 2003 until 2005; Managing Director and Project Manager LeadershipMorganChase of JPMorgan Chase from 2001 until 2003; Managing Director, High Yield Corporate Finance of JPMorgan Securities from before 2000 until 2001.

Chair of our Audit Committee and member of our Corporate Governance & Nominating Committee.

JOHN P. DUBINSKY	Director since 2002
Age 62

President and Chief Executive Officer of Westmoreland Associates, LLC (a financial consulting company) since before 2000; President and Chief Executive Officer of CORTEX (a public purpose non-profit established to buy property for development of a biotechnology corridor in the St. Louis, Missouri area) since 2003; President Emeritus of Firstar Bank from before 2000 until 2001; Vice Chairman: BJC HealthCare; Director: Accentia Biopharmaceuticals, Inc. and Stifel Financial Corp.; Trustee: Barnes-Jewish Hospital and Washington University.

Chair of our Strategic Planning Committee and member of our Compensation Committee.

JUANITA H. HINSHAW	Director since 2000
Age 61

President and Chief Executive Officer of H&H Advisers (a financial advisory company) since 2005; Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc. (electrical and communications distributor) from 2000 until 2005; Chief Financial Officer (non-paying position) of Highlights of Ophthalmology International, Inc. (a publishing company) from 1999 until 2000; Director: IPSCO, Inc., Synergetics USA, Inc. and The Williams Company, Inc.

Chair of our Compensation Committee and member of our Audit Committee.

ALFRED T. MCNEILL	Director since 2004
Age 69

Consultant to the construction industry since before 2000; Chief Executive Officer of New Jersey Schools Construction Corporation from 2002 until 2003; Interim Chairman and Chief Executive Officer of J.A. Jones Construction Group from 2000 until 2001.

Member of our Compensation Committee and Strategic Planning Committee.

THOMAS S. ROONEY, JR.	Director since 2003
Age 46

Insituform’s President and Chief Executive Officer since July 2003; Insituform’s President and Chief Operating Officer from April 2003 until July 2003; Senior Vice President and Regional Manager, from 2000 until April 2003, of Gilbane Building Company.

Member of our Strategic Planning Committee.

SHELDON WEINIG	Director since 1992
Age 78

Adjunct Professor at Columbia University and at State University of New York, Stony Brook from before 2000; Director: Intermagnetics General Corporation.

Chair of our Corporate Governance & Nominating Committee and member of our Audit Committee.

ALFRED L. WOODS	Chairman of the Board since 2003
Director since 1997
Age 61

President of Woods Group (a management consulting company) since before 2000; Chairman and Chief Executive Officer of R&S/Strauss, Inc. (a specialty retail chain) from before 2000 until 2001; Director: Clutchmobile, Inc.

CORPORATE GOVERNANCE

Independent Directors

Based on the findings of our board’s Corporate Governance & Nominating Committee, our board has determined that the following directors are “independent directors” as defined by the rules applicable to companies listed on The Nasdaq Stock Market:

Stephen P. Cortinovis                                           Alfred T. McNeill
Stephanie A. Cuskley                                            Sheldon Weinig
John P. Dubinsky                                                  Alfred L. Woods
Juanita H. Hinshaw

Non-Executive Chairman of the Board

The Chairman of the Board position is a non-executive position. Alfred L. Woods has served as our non-executive Chairman since July 2003.

Our non-executive Chairman is responsible for the smooth functioning of our board, enhancing its effectiveness. The non-executive Chairman guides the processes of our board, setting the agenda for, and presiding at, board meetings. Our non-executive Chairman also presides at stockholder meetings, and ensures that directors receive appropriate information from our company to fulfill their responsibilities.

Our non-executive Chairman is an ex officio member of each standing board committee, providing guidance and, like all directors, taking an active role in evaluating our Chief Executive Officer.

Our non-executive Chairman acts as a regular liaison between our board and our Chief Executive Officer, consulting regularly with our Chief Executive Officer over business matters and providing our Chief Executive Officer with more immediate consultation and advice on material business decisions which require prompt reflection or policy interpretation.

The non-executive Chairman has no operating or independent oversight authority or responsibility. All oversight authority and responsibility remains with our full board or its designated committees, and all executive authority and responsibility remains with our Chief Executive Officer.

Board Meetings and Committees

Board of Directors. During 2005, our board of directors held eleven meetings and acted four times by unanimous written consent. No director attended fewer than 75% of the aggregate number of board meetings and board committee meetings on which the director served during 2005. Our board has an Audit Committee, a Compensation Committee, a Corporate Governance & Nominating Committee and a Strategic Planning Committee.

Audit Committee. The members of our board’s Audit Committee are Stephanie A. Cuskley (Chair), Juanita H. Hinshaw and Sheldon Weinig. Mmes. Cuskley and Hinshaw and Mr. Weinig are

independent directors as defined by the rules applicable to companies listed on The Nasdaq Stock Market. Paul A. Biddelman, a former director of our company, served as the Chair of the Audit Committee until December 2005. Mr. Biddelman also qualified as an independent director.

The primary functions of the Audit Committee are to oversee (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence and (d) the performance of our internal audit function and independent auditors. The Audit Committee also prepares the Audit Committee report included in our proxy statement. The Audit Committee’s activities are intended to involve guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls. The Audit Committee’s responsibilities include:

•	the appointment, compensation, retention and termination of the independent auditors and of our internal auditors,
•	oversight of the work of independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us,
•	oversight of the internal auditors’ work,
•	review of the scope and results of our internal controls,
•	approval of the professional services provided by the independent auditors, and
•	review of the independence of the independent auditors.

Audit Committee Financial Expert. Based on the findings of the Audit Committee, our board has determined that the Audit Committee has two “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission, and as required of Nasdaq-listed companies. They are Mmes. Cuskley and Hinshaw.

During 2005, the Audit Committee held seven meetings and acted two times by unanimous written consent. Our board has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter, which was amended as of October 25, 2005, is attached as Exhibit A.

Compensation Committee. The members of our board’s Compensation Committee are Juanita H. Hinshaw (Chair), John P. Dubinsky and Alfred T. McNeill. Ms. Hinshaw and Mr. Dubinsky served on the Compensation Committee at all times during 2005. Mr. McNeill has served as a member of the Compensation Committee since April 2005. Stephen P. Cortinovis also served as a member of the Compensation Committee until April 2005. Messrs. Dubinsky, McNeill and Cortinovis and Ms. Hinshaw are independent directors as defined by the rules applicable to companies listed on The Nasdaq Stock Market.

The Compensation Committee (a) determines the compensation level of our Chief Executive Officer and other executive officers, (b) prepares the executive compensation report included in our proxy statement and (c) administers, and makes recommendations with respect to, our incentive compensation plans and equity-based plans.

During 2005, the Compensation Committee held five meetings and acted three times by unanimous written consent. Our board has adopted a written charter for the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. There were no compensation committee interlocks or insider participation on the part of the members of our Compensation Committee. The members of the Compensation Committee are set forth above under “Compensation Committee.”

Corporate Governance & Nominating Committee. The members of our Corporate Governance & Nominating Committee are Sheldon Weinig (Chair), Stephen P. Cortinovis and Stephanie

A. Cuskley. Messrs. Weinig and Cortinovis and Ms. Cuskley are independent directors as defined by the rules applicable to companies listed on The Nasdaq Stock Market. Paul A. Biddelman, a former director of our company, served as a member of the Corporate Governance & Nominating Committee until December 2005. Mr. Biddelman also qualified as an independent director.

The Corporate Governance & Nominating Committee advises the board on corporate governance principles, including developing and recommending to our board a set of corporate governance guidelines, and identifies qualified individuals to recommend as potential board members to our stockholders. In its evaluation of director candidates, the Corporate Governance & Nominating Committee considers a variety of characteristics, including, but not limited to, core competencies, experience, independence, level of commitment, board and company needs and considerations, and personal characteristics. The Corporate Governance & Nominating Committee may engage a third party to assist it in identifying potential director nominees.

Stockholder Nominations. Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at our 2007 annual meeting of stockholders must comply with a by-law provision dealing with nominations. For a discussion of the nominating procedures, see “Stockholder Proposals” in this proxy statement. All director candidates, including those recommended by stockholders, are evaluated on the same basis.

The Corporate Governance & Nominating Committee held six meetings and acted once by unanimous written consent in 2005. Our board has adopted a written charter for the Corporate Governance & Nominating Committee.

Strategic Planning Committee. The members of our board’s Strategic Planning Committee are John P. Dubinsky (Chair), Stephen P. Cortinovis, Alfred T. McNeill and Thomas S. Rooney, Jr. Messrs. Dubinsky, Cortinovis and McNeill are independent directors as defined by the rules applicable to companies listed on The Nasdaq Stock Market. The role of this committee is to review and to make recommendations to the board regarding our strategy and strategic planning process. The Strategic Planning Committee held seven meetings during 2005. Our board has adopted a written charter for the Strategic Planning Committee.

Corporate Governance Documents

Corporate Governance Principles. Based on the recommendation of the Corporate Governance & Nominating Committee, our board has adopted a set of corporate governance guidelines. These corporate governance guidelines, which are subject to annual review by the Corporate Governance & Nominating Committee, provide a framework within which our board and executive officers fulfill their respective responsibilities and reflect our board’s commitment to monitor the effectiveness of decision-making both at the board and senior executive management level.

Board Committee Charters. As described above, our board has adopted a charter for each of its Audit, Compensation, Corporate Governance & Nominating and Strategic Planning Committees.

Code of Ethics for our CEO, CFO and Senior Financial Employees. Our Audit Committee has adopted a written code of ethics that applies to our Chief Executive Officer, our Chief Financial Officer and senior financial employees. The purposes of the code of ethics, among other things, are to deter wrongdoing, to promote ethical conduct and to ensure that information that we provide in our public reports, including those filed with the Securities and Exchange Commission, is full, fair, accurate, timely and understandable.

Business Code of Conduct. In addition, based on the recommendation of the Corporate Governance & Nominating Committee, our board has adopted a business code of conduct that applies to all of our employees, including our officers, and our directors.

Availability of Corporate Governance Documents. Our corporate governance guidelines, board committee charters, code of ethics and business code of conduct are available, free of charge, on our website, www.insituform.com, under “Investor Relations - Corporate Governance.” We also will provide these documents, free of charge, to any stockholder who requests them by writing to the following address:

Investor Relations
c/o Insituform Technologies, Inc.
702 Spirit 40 Park Drive
Chesterfield, MO 63005

If we amend our code of ethics or grant a waiver of our code of ethics to any of our officers or directors, we will disclose the amendment or waiver on our website.

REPORT OF THE AUDIT COMMITTEE

The board’s Audit Committee operates under a written charter, which was adopted by our board of directors. A copy of this charter, which was amended as of October 25, 2005, is available, free of charge, on our website, www.insituform.com, and is attached as Appendix A. The Audit Committee consists of three independent directors: Stephanie A. Cuskley (Chair), Juanita H. Hinshaw and Sheldon Weinig. Paul A. Biddelman, a former director of our company, served as the Chair of the Audit Committee until December 2005. Mr. Biddelman also qualified as an independent director.

The Audit Committee reviewed and discussed our audited consolidated financial statements for 2005 with our management. In addition, the Audit Committee discussed with our independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, which include the following:

  PricewaterhouseCoopers LLP’s responsibility under generally accepted auditing standards, significant accounting policies,
  management judgments and accounting estimates,
  significant audit adjustments,
  other information in documents containing audited financial statements, disagreements with our management, including accounting principles, scope of audit and disclosures, consultation with other accountants by management,
  major issues discussed with our management prior to retention of PricewaterhouseCoopers LLP, and difficulties encountered in performing the audit.
The Audit Committee received and discussed with PricewaterhouseCoopers LLP their written disclosures and letter regarding any significant relationships that could impair PricewaterhouseCoopers LLP’s independence (as required by Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with PricewaterhouseCoopers LLP’s independence. Based upon the above reviews and discussions, the Audit Committee recommended to the board that our audited consolidated financial statements for 2005 be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules that govern audit committee composition, including the requirement that all audit committee members are “independent” directors, as that term is defined in the National Association of Securities Dealers’ listing standards.

Based on the findings of the Audit Committee, our board has determined that the Audit Committee has two “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission, and as required of Nasdaq-listed companies. They are Stephanie A. Cuskley and Juanita H. Hinshaw.

Stephanie A. Cuskley, Chair                   Juanita H. Hinshaw
Sheldon Weinig

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference into any such filings.

INDEPENDENT AUDITORS’ FEES

Consistent with its charter adopted by our board of directors, the Audit Committee pre-approves all auditing services and all significant non-audit services (to the extent such non-audit services are permissible) to be provided by our independent auditors. Proposed auditing and non-audit services are presented to our Audit Committee periodically for pre-approval, based on a budget that includes a description of, and a budgeted amount for, particular categories of audit services, non-audit services, tax services and other services. The Audit Committee’s approval is required to exceed the budgeted amount. In addition, as permitted by law, the Chair of our Audit Committee may pre-approve services or changes to estimated, approved fees. If the Audit Committee Chair pre-approves services on behalf of the Audit Committee, the services are presented to our Audit Committee for ratification at its next regularly scheduled meeting.

In our two most recent fiscal years, we paid the following amounts to PricewaterhouseCoopers LLP, our independent auditors:

	2005	2004
Audit Fees	$697,450	$852,650
Audit-Related Fees	22,500	24,350
Tax Fees	380,844	344,000
All Other Fees	—	—
Total	$1,100,794	$1,221,000

Audit Fees. We paid an aggregate of $697,450 to PricewaterhouseCoopers LLP for the 2005 fiscal year audit, for the reviews of the financial statements included in our 2005 quarterly reports on Form 10-Q, and for statutory and subsidiary audits. In 2004, we paid an aggregate of $852,650 to PricewaterhouseCoopers LLP for these services.

Audit-Related Fees. In 2005, we paid PricewaterhouseCoopers LLP $22,500 for assurance and related services that were reasonably related to the performance of PricewaterhouseCoopers LLP’s audit and review of our financial statements. These services included employee benefit plan audits and completion of state qualification forms. All of these services were pre-approved by our Audit Committee. In 2004, we paid an aggregate of $24,350 to PricewaterhouseCoopers LLP for these services.

Tax Fees. In 2005, we paid PricewaterhouseCoopers LLP $380,844 for tax services, which primarily consisted of services for federal, state and international tax compliance, tax planning and tax consultation, exclusive of tax services rendered in connection with the audit. Our Audit Committee pre-approved all of these services. In 2004, we paid an aggregate of $344,000 to PricewaterhouseCoopers LLP for these services.

All Other Fees. In 2005 and 2004, PricewaterhouseCoopers LLP did not perform any services for us other than those described above.

We intend to use our independent auditors to provide only audit, audit-related and tax services in the future.

DIRECTOR COMPENSATION

Each director, other than Messrs. Woods and Rooney, is compensated at a rate of $27,000 per year, plus reimbursement of related business travel expenses. Directors are not paid meeting fees. Mr. Rooney, as our President and Chief Executive Officer, receives no additional fees for his service as a director. Mr. Woods, our non-executive Chairman, is compensated at a rate of $92,000 per year, plus reimbursement of related business travel expenses.

Directors other than Messrs. Woods and Rooney receive additional compensation for serving on board committees as follows:

	Chair	Member
Board Committee	Compensation	Compensation
Audit Committee	$19,000	$13,000
Compensation Committee	15,000	9,000
Corporate Governance & Nominating Committee	15,000	9,000
Strategic Planning Committee	15,000	9,000

Non-employee directors also are eligible to receive grants of stock options and/or deferred stock units under our 2001 Non-Employee Director Equity Incentive Plan from time to time. During 2005, each of Messrs. Cortinovis, Dubinsky, McNeill and Weinig and Mmes. Cuskley and Hinshaw received a grant of 3,200 deferred stock units. Mr. Woods received a grant of 5,700 deferred stock units. Each deferred stock unit represents our obligation to transfer one share of our common stock to the director in the future, and is fully vested at grant. Following termination of the director’s service on our board, shares of our common stock equal to the number of deferred stock units reflected in the director’s account will be distributed to the director. Messrs. Cortinovis, Dubinsky, McNeill, Weinig and Woods and Mmes. Cuskley and Hinshaw did not receive any options to purchase shares of our common stock in 2005.

COMPENSATION COMMITTEE REPORTON
EXECUTIVE COMPENSATION

The Compensation Committee of our board of directors consists of three directors: Juanita H. Hinshaw (Chair), John P. Dubinsky and Alfred T. McNeill, each of whom is an independent director.

The Compensation Committee has a formal charter, pursuant to which it is directed to:

•	assist our board in the discharge of our board’s responsibilities relating to the compensation of our directors and executives,

•
issue a report on executive compensation in accordance with applicable requirements, including the rules and regulations of the Securities and Exchange Commission, for inclusion in our annual proxy statement, and

•	administer, and make recommendations with respect to, our incentive compensation plans and equity-based plans.

Specifically, the duties and responsibilities of our Compensation Committee under its charter are to:

•	periodically review and approve our corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers,

•	evaluate our Chief Executive Officer’s and other executive officers’ performance in light of our goals and objectives,

•	assess our competitive position for the components of executive compensation on a national and local level as well as in our industry and consider different compensation approaches,

•	determine the compensation level of our Chief Executive Officer and our other executive officers,

•	annually evaluate the performance of our Compensation Committee, and

•	recommend to our board specific amounts and forms of director compensation based on general guidelines established by our Corporate Governance & Nominating Committee.

Our Compensation Committee charter requires that the compensation of our Chief Executive Officer be determined by our Compensation Committee meeting in an executive session without our Chief Executive Officer present. The compensation of our other executive officers must be determined by our Compensation Committee meeting in an executive session in which our Chief Executive Officer may be present, by invitation of the committee, but may not vote.

In connection with our Compensation Committee’s review and approval of our Chief Executive Officer’s long-term compensation, the charter requires the Compensation Committee to consider the following factors:

•	our performance and relative total shareholder return,

•	the value of such awards granted to other chief executive officers at comparable companies, and

•	the awards granted to our Chief Executive Officer in prior years.

Our Compensation Committee establishes the overall compensation philosophy for our company, but it may delegate the determination and administration of non-executive officer compensation as it deems appropriate. It also makes recommendations to our board regarding the adoption, amendment and rescission of equity-based incentive compensation plans. Our Compensation Committee also administers the 2001 Employee Equity Incentive Plan and the Long-Term Incentive Plan, under which incentive compensation may be awarded to executive officers.

Consistent with its charter, during 2005, our Compensation Committee made all decisions relating to executive officer compensation, including the award of 2004 annual incentive bonuses, payable in 2005, and the determination of bonus award criteria and levels for the 2005 annual incentive bonuses and the long-term incentive awards.

The objectives of our Compensation Committee in establishing executive compensation are:

•	to offer levels of compensation substantially equivalent to those offered by other companies in similar businesses that we consider to be competitors for executive talent,

•	to compensate executives based on each executive’s level of responsibility and contribution to our business goals,

•
to link compensation with the independent individual goals for each executive as well as the financial performance of the entire company and the financial performance of the business unit for which the executive is responsible, and

•	to align the interests of our executives with the interests of our stockholders.

To achieve these objectives, our executive compensation program, which includes our Chief Executive Officer, was developed with the assistance of an independent compensation advisor retained by our Compensation Committee. Our program consists principally of base salary, annual incentive cash bonuses, long-term incentive plan awards payable in restricted stock, deferred stock units, stock options (both incentive and non-qualified) and/or long-term incentive cash bonuses, as described below.

Base Salary. Our Compensation Committee evaluates executive base salaries by level of responsibility, individual performance and our corporate performance, as well as by reference to competitive factors in the marketplace for key executives. The committee authorized a salary increase budget, net of the salary increases for executive officers, of 3.3% for 2005 to be assigned in the discretion of our Chief Executive Officer.

For 2005, our Chief Executive Officer recommended to our Compensation Committee to raise the annual salary of only one of the executive officers, our former Senior Vice President and Chief Financial Officer, Christian G. Farman, to $310,000 from $265,000, based upon Mr. Farman’s efforts during 2004 to upgrade and energize our finance function and to increase the rigor of our financial reporting discipline. No increase was made for 2005 to the annual salary of our former Senior Vice President and Chief Operating Officer, Thomas W. Vaughn, who joined our company on August 30, 2004 at an annual salary of $330,000. Our Vice President and General Counsel, David F. Morris, joined the company on January 10, 2005 at an annual salary of $210,000. Thomas E. Vossman was appointed as our Senior Vice President and Chief Operating Officer on May 2, 2005 at an annual salary of $280,000 after joining our company in January 2005 as vice president of the southwest region of our rehabilitation business. The annual base salaries of Messrs. Vossman, Morris and Vaughn were established based upon their past work experiences and competitive market data for their counterparts at comparable companies.

For 2005, the annual salary of our Chief Executive Officer, Thomas S. Rooney, Jr., was increased to $630,000 from $590,000 for 2004. In approving such increase, the Compensation Committee reviewed Mr. Rooney’s individual performance during 2004 as well as our company’s overall performance. While our financial results for 2004 were considerably below our board’s expectations, our board and our Compensation Committee viewed 2004 as a turnaround year and believed that Mr. Rooney made significant progress during the year in implementing our strategic planning initiatives and positioning our company to realize its full potential.

Annual Incentive Cash Bonuses. For 2005, our executive officers and other key employees were eligible to receive annual incentive cash bonuses if our company exceeded the threshold net income level established in our 2005 Management Annual Incentive Plan. In 2005, the Compensation Committee sought to more directly align payouts under the plan to our overall financial performance by relating the amount of the total bonus pool to a targeted net income level. To the extent we did not achieve the targeted net income level, the amount of the bonus pool was reduced.  The Compensation Committee believes that this mechanism of funding the bonus pool advances the interests of our company and stockholders by more directly aligning the interests of our key employees with those of our stockholders. For 2005, the amount of the bonuses awarded under the plan also was based on a number of independent individual performance components and, for key employees at our business units, on the financial performance of the employee’s particular business unit. These threshold levels and the individual and business unit performance goals were set for each of the participants in the first half of the year.

For 2005, the mid-point target for annual incentive compensation was set at 70% of the annual salary of Mr. Rooney, 50% of the respective annual salaries of Messrs. Farman and Vaughn (who were not eligible for their 2005 annual bonuses because of the termination of their employment prior to the end of the year), 50% of the annual salary of Mr. Vossman and 40% of the annual salary of Mr. Morris, with an opportunity to receive a bonus of up to twice the mid-point target percentages based upon the level of each executive’s performance during the year. Each of the computed bonuses is subject to reduction in the sole discretion of the Compensation Committee.

For 2005, Messrs. Rooney, Vossman and Morris were awarded bonuses in the amounts of $75,000, $50,000 and $40,000, respectively, under the plan. The Compensation Committee believes that these partial bonus payments reflect the objective of the Compensation Committee to more directly align annual incentive payouts to our overall financial performance, as described above. While the financial results of our rehabilitation and Tite Liner® businesses for 2005 matched or exceeded the expectations of our board and our Compensation Committee, the results of our tunneling business were considerably lower than expected, which resulted in our overall financial performance falling below expectations. Notwithstanding that our overall financial performance in 2005 did not meet expectations, the Compensation Committee believes that management made continued progress during the year in strengthening our company and implementing our strategic initiatives, and approved the cash bonus payments to our executive officers in recognition of their efforts. The annual cash bonuses are intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, by virtue of the Compensation Committee providing performance criteria for these annual cash bonuses as awards under our Long-Term Incentive Plan.

Long-Term Executive Cash Performance Awards. The purpose of the Long-Term Cash Performance Program is to provide our senior management with long-term incentive compensation in the form of cash based on the level of achievement of financial and other pre-established performance criteria over a three-year performance period. Each year a new three-year performance period commences with different performance criteria and/or targets set for each such period. Our Long-Term Cash Performance

Plan focuses the interests of our key executives on one or more of the key measures of our financial success as determined by our Compensation Committee over the longer term than the annual cash bonuses. The key performance criteria from which our Compensation Committee can choose are embodied in the Long-Term Incentive Plan, which our stockholders have previously approved.

For the three-year performance period starting in 2005 and ending in 2007, the Compensation Committee established a target payout of $370,000 for Mr. Rooney, a target payout of $102,000 for each of Messrs. Farman and Vaughn (who will not be eligible for any part of these awards because of the termination of their employment prior to the end of the period), a target payout of $102,000 for Mr. Vossman and a target payout of $53,000 for Mr. Morris. The actual payout amounts are to be calculated based on a stockholders’ equity target for the three-year period ending December 31, 2007 and may be reduced in the sole discretion of the Compensation Committee.

Long-Term Equity Incentive Awards. The primary purpose of our equity incentive program is to align the interests of our key employees, including the executive officers, more closely with the interests of our stockholders by offering these key employees an opportunity to benefit from increases in the market price of our common stock. Our equity incentive program provides long-term incentives that have enabled us to attract and retain key employees by encouraging their ownership of our common stock.

Each of our executive officers was granted stock options and restricted stock during 2005. Messrs. Rooney, Vossman and Morris each received seven-year options to purchase 95,000, 26,000 and 13,500 shares, respectively, of our common stock, vesting 25% upon grant and 25% annually thereafter for the next three years. The exercise price for the options was set at the fair market value of our stock on the date of grant. Messrs. Rooney, Vossman and Morris also were awarded 14,000, 4,000 and 2,000 shares, respectively, of restricted stock that will vest fully on the third anniversary date of the award if their employment with us has not terminated as of that date and if a pre-established net income goal for the performance period beginning on May 1, 2005 and ending on April 30, 2006 is achieved. Each of the restricted stock awards are intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code by virtue of the Compensation Committee setting performance criteria for these restricted awards under our Long-Term Incentive Plan.

Our former Senior Vice President and Chief Financial Officer, Christian G. Farman, also was granted 26,000 stock options and 4,000 shares of restricted stock under the same terms described above during 2005. The 19,500 options that were unvested and unexercised as of December 28, 2005 were cancelled. The 6,500 options that were vested and unexercised as of December 28, 2005 were exercised by Mr. Farman on February 24, 2006. The 4,000 restricted shares were cancelled as of December 28, 2005.

Other Compensation Matters. Executive officers may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our non-qualified, deferred compensation plan for key employees. This plan allows for base salary deferral, subject to legal limitations, of up to 15% of base salary, and bonus deferral of up to 50% of bonus amounts. Under the plan, we will match the first 3% of contributions at a 100% rate, and the next 2% of contributions at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit-Sharing Plan (limited to compensation up to $210,000 per annum for 2005). Contributions in the non-qualified, deferred compensation plan are adjusted to match the performance of participant-selected indices. Account balances will accrue for each participant based on the amount of the participant’s deferrals into the account and the investment performance of his or her selected indices. Participants will be paid their account balances after termination of their employment with our company. During 2005, Mr. Rooney deferred $122,962 of his compensation under our non-qualified, deferred compensation plan, which amount does not include $3,550 in company-matching contributions that we contributed to his account under the plan during 2005.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation to $1 million per year for our Chief Executive Officer and our four other most highly compensated executive officers, but it contains an exception for performance-based compensation that satisfies certain conditions. Our Long-Term Incentive Plan is intended to allow us to pay performance-based compensation as defined in Section 162(m). Under our Long-Term Incentive Plan, our Compensation Committee designates participants in various incentive programs for each fiscal year or other period set by our Compensation Committee. Each incentive program can have its own specific performance goals or targets and performance period. Our Compensation Committee establishes objective performance goals based upon one or more of the following criteria, individually or in combination, adjusted in the manner our Compensation Committee determines in its sole discretion:

• stock price	• earnings per share
• sales	• free cash flow
• return on equity	• net income
• book value	• individual performance
• expense management	• business unit performance

The payment of an incentive program award under our Long-Term Incentive Plan may be reduced by our Compensation Committee in its sole discretion, and the granting of awards is subject to the discretion of our Compensation Committee.

In making compensation decisions, we consider the net cost of compensation. We also consider whether it is practicable, and consistent with other compensation objectives, to qualify our incentive compensation under the applicable exemption of Section 162(m). We anticipate that deductibility of compensation payments will be one of a number of factors considered in ascertaining appropriate levels or types of compensation, and that we will make our compensation decision based upon an overall determination of what we believe to be in the best interests of our stockholders.

The foregoing report on executive compensation is provided by our Compensation Committee.

Juanita H. Hinshaw, Chair          John P. Dubinsky
Alfred T. McNeill

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference into any such filings.

*    *    *

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for each of our last three completed fiscal years of our Chief Executive Officer, Chief Operating Officer, General Counsel and two other individuals who served as executive officers during 2005, but were not executive officers as of December 31, 2005.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Other Compensation(3)		Restricted Stock Awards($)(4)	Number of Securities Underlying Options(#)		All Other Compensation(5)
Thomas S. Rooney, Jr.(6)	2005	$630,000	$75,000	$—		$205,100	95,000		$14,698
President and Chief	2004	590,000	206,500	75,302		534,560	154,000		12,578
Executive Officer	2003	329,615	210,000	222,260		201,216	32,200		6,325

Thomas E. Vossman(7)	2005	246,696	105,000	58,277	(8)	58,600	26,000		8,048
Senior Vice President and	2004	—	—	—		—	—		—
Chief Operating Officer	2003	—	—	—		—	—		—

David F. Morris(9)	2005	206,096	40,000	—		29,300	13,500		8,133
Vice President and	2004	—	—	—		—	—		—
General Counsel	2003	—	—	—		—	—		—

Christian G. Farman(10)	2005	310,000	—	—		58,600	26,000	(11)	11,540
Former Senior Vice	2004	265,000	141,250	114,993		107,520	16,500	(11)	10,478
President and Chief	2003	19,196	—	1,848		—	12,500	(11)	—
Financial Officer

Thomas W. Vaughn(10)	2005	110,000	—	37,352	(8)	—	—		6,820
Former Senior Vice	2004	112,530	77,500	34,926		107,520	16,500	(12)	5,570
President and Chief	2003	—	—	—		—	—		—
Operating Officer
_______________

(1)	Includes amounts earned but deferred at the election of the executive officer under our non-qualified deferred compensation plan.

(2)
For 2005, represents bonuses awarded under our 2005 Management Annual Incentive Plan. The amount for Mr. Vossman also includes $15,000 paid as a sign-on bonus upon becoming vice president of the southwest region of our rehabilitation business in January 2005 and $40,000 paid as a relocation bonus in connection with Mr. Vossman’s relocation to the St. Louis area upon becoming Senior Vice President and Chief Operating Officer in May 2005.

(3)
Excludes car allowances, cellular phone allowances and certain other amounts which, when aggregated for each officer, did not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus.

(4)
For 2005, represents the value of shares of restricted stock granted in the following amounts, calculated on the basis of the closing price of our common stock on The Nasdaq Stock Market on May 5, 2005, the date of grant ($14.65 per share): Mr. Rooney, 14,000; Mr. Vossman, 4,000; Mr. Morris, 2,000; and Mr. Farman, 4,000. The restrictions on these shares lapse on May 5, 2008, provided that certain company performance goals are met as of April 30, 2006, and that employment continues through May 5, 2008. The aggregate number of shares of restricted stock held at December 31, 2005, and the value of these shares calculated on the basis of the closing price of our common stock on The Nasdaq Stock Market on December 30, 2005 ($19.37 per share) were as follows: Mr. Rooney, 40,000 shares valued at $774,800; Mr. Vossman, 4,000 shares valued at $77,480; and Mr. Morris, 2000 shares valued at $38,740. All shares granted to Messrs. Farman and Vaughn during their employment with us were cancelled as of December 28, 2005 and April 29, 2005, respectively. All shares of restricted stock granted in 2003 have been cancelled because they were subject to certain company performance goals that were not met. Dividends, if any, paid on restricted stock and deferred stock units would be paid at the same rate as paid to all stockholders.

(5)
For 2005, includes employer-matching contributions under our 401(k) Profit-Sharing Plan in the following amounts: Mr. Rooney, $4,850; Mr. Vossman, $6,050; Mr. Morris, $6,300; Mr. Farman, $8,400; and Mr. Vaughn, $5,500; term life insurance premiums in the following amounts: Mr. Rooney, $2,100; Mr. Vossman, $399; Mr. Morris, $444; Mr. Farman, $1,026; and Mr. Vaughn, $561; and long-term disability insurance premiums in the following amounts: Mr. Rooney, $4,198; Mr. Vossman, $1,599; Mr. Morris, $1,389; Mr. Farman, $2,114; and Mr. Vaughn, $759. The amount for Mr. Rooney also includes a $3,550 employer-matching contribution under our deferred compensation plan.

(6)	Mr. Rooney has served as our President and Chief Executive Officer since July 2003 and previously served as our President and Chief Operating Officer from April 2003 until July 2003.

(7)
Mr. Vossman has served as our Senior Vice President and Chief Operating Officer since May 2005 and previously served as vice president of the southwest region of our rehabilitation business from January 2005 until May 2005.

(8)	Represents amounts paid in reimbursement of expenses pursuant to our relocation plan.

(9)	Mr. Morris has served as our Vice President and General Counsel since January 10, 2005.

(10)	Messrs. Farman and Vaughn ceased to be executive officers on December 28, 2005 and April 29, 2005, respectively.

(11)
Those options that were unvested and unexercised as of December 28, 2005 (19,500 of the options granted in 2005, 8,250 of the options granted in 2004 and 3,125 of the options granted in 2003) were cancelled. Of the options that were vested and unexercised as of December 28, 2005, 17,625 options (8,250 of the options granted in 2004 and 9,375 of the options granted in 2003) were cancelled as of that date and 6,500 options (granted in 2005) were exercised by Mr. Farman on February 24, 2006.

(12)	All options granted to Mr. Vaughn during 2004 were cancelled as of April 29, 2005.

Option/SAR Grants Table

The following table sets forth certain information regarding options that we granted during 2005 to the individuals named in the Summary Compensation Table. We did not grant any stock appreciation rights during 2005.

Option/SAR Grants in Last Fiscal Year
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)(1)		% of Total Options/SARs Granted to Employees in Fiscal Year		Exercise Price ($/share)	Expiration Date	5%		10%

Thomas S. Rooney, Jr	95,000		32.6%		$14.65	5/5/2012	$566,582		$1,320,377
Thomas E. Vossman	26,000		8.9		14.65	5/5/2012	155,065		361,366
David F. Morris	13,500		4.6		14.65	5/5/2012	80,514		187,633
Christian G. Farman	26,000	(3)	8.9	(3)	14.65	5/5/2012	—	(3)	—	(3)
Thomas W. Vaughn	—		—		—	—	—		—
_______________

(1)
Represents grant on May 5, 2005, under our 2001 Employee Equity Incentive Plan, of options to purchase shares of our common stock. Each of the options are seven-year options, vesting 25% upon grant and 25% annually thereafter for the next three years. The exercise price for the options was set at the fair market value of our stock on the date of grant.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on arbitrarily assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options are granted to their expiration date. Actual gains, if any, on stock option exercises will be dependent on, among other things, the future performance of the common stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved.

(3)
Upon the termination of Mr. Farman’s employment on December 28, 2005, the 19,500 options that were unvested and unexercised as of that date were cancelled. The 6,500 options that were vested and unexercised as of December 28, 2005 were exercised by Mr. Farman on February 24, 2006.

Aggregate Option/SAR Exercises and Year-End Option/SAR Table

The following table sets forth certain information regarding exercises of stock options, and stock options held as of December 31, 2005, by the individuals named in the Summary Compensation Table.

Aggregate Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values
			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)				Value of Unexercised In-the- Money Options/SARs at Fiscal Year-End ($)(1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable		Unexercisable		Exercisable		Unexercisable

Thomas S. Rooney, Jr	—	$—	137,400		143,800		$398,389		$431,730
Thomas E. Vossman	—	—	6,500		19,500		30,680		92,040
David F. Morris	—	—	3,375		10,125		15,930		47,790
Christian G. Farman	—	—	6,500	(2)	—	(2)	30,680	(2)	—	(2)
Thomas W. Vaughn	—	—	—		—		—		—
__________

(1)	Calculated on the basis of the fair market value of our common stock on The Nasdaq Stock Market on December 30, 2005 ($19.37), minus the exercise price.

(2)
Mr. Farman was granted an aggregate of 55,000 options during his employment with us. Those options that were unvested and unexercised as of December 28, 2005 (19,500 of the options granted in 2005, 8,250 of the options granted in 2004 and 3,125 of the options granted in 2003) were cancelled. Of the options that were vested and unexercised as of December 28, 2005, 17,625 options (8,250 of the options granted in 2004 and 9,375 of the options granted in 2003) were cancelled as of that date and 6,500 options (granted in 2005) were exercised by Mr. Farman on February 24, 2006.

Long-Term Incentive Plan Awards Table

Under our Long-Term Incentive Plan, key executives designated by our Compensation Committee are eligible to earn a deferred cash incentive award based on our financial performance. Participants in the plan are eligible to earn an award after the end of each performance period. New performance periods are expected to begin each year. If our actual performance falls below certain parameters, no payouts are made.

Of our current named executive officers, only Thomas S. Rooney, Jr., our President and Chief Executive Officer, had been named as a participant in the 2003-2005 performance period and was eligible to receive an award under the plan for the period (Thomas E. Vossman, our Senior Vice President and Chief Operating Officer, and David F. Morris, our Vice President and General Counsel, did not join our company until May 2005 and January 2005, respectively). However, the performance goals established for the period had not been achieved as of December 31, 2005 and, as a result, Mr. Rooney’s award was forfeited.

The following table sets forth certain information regarding awards made to executive officers pursuant to our Long-Term Incentive Plan during the last fiscal year for the 2005-2007 performance period.

Long-Term Incentive Plans — Awards in Last Fiscal Year
				Estimated Future Payouts Under Non-Stock Price-Based Plan(2)

	Number of Shares, Units or Other Rights(1)		Performance or Other Period Until Maturation or Payout	Threshold		Target		Maximum

Thomas S. Rooney, Jr	109,000		2005-2007	$185,000		$370,000		$740,000
Thomas E. Vossman	30,000		2005-2007	51,000		102,000		204,000
David F. Morris	15,500		2005-2007	26,500		53,000		106,000
Christian G. Farman	30,000	(3)	2005-2007	51,000	(4)	102,000	(4)	204,000	(4)
Thomas W. Vaughn	—		2005-2007	51,000	(4)	102,000	(4)	204,000	(4)
__________

(1)
Represents grant on May 5, 2005, under our 2001 Employee Equity Incentive Plan, of restricted shares of our common stock and options to purchase shares of our common stock in the following amounts: Mr. Rooney, 14,000 restricted shares and options to purchase 95,000 shares of our common stock; Mr. Vossman, 4,000 restricted shares and options to purchase 26,000 shares of our common stock; Mr. Morris, 2,000 restricted shares and options to purchase 13,500 shares of our common stock; and Mr. Farman, 4,000 restricted shares and options to purchase 26,000 shares of our common stock. Each of the options granted are seven-year options, vesting 25% upon grant and 25% annually thereafter for the next three years. The exercise price for the options was set at the fair market value of our stock on the date of grant ($14.65).

(2)	The target amount is earned if performance targets are achieved. Any awards earned under the Long-Term Incentive Plan during the 2005-2007 performance period would be paid in 2008.

(3)
Upon the termination of Mr. Farman’s employment on December 28, 2005, the 4,000 restricted shares and the 19,500 options that were unvested and unexercised as of that date were cancelled. The 6,500 options that were vested and unexercised as of December 28, 2005 were exercised by Mr. Farman on February 24, 2006.

(4)	Messrs. Farman and Vaughn ceased to be participants in the 2005-2007 performance period as of December 28, 2005 and April 29, 2005, respectively.

CERTAIN AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

Thomas S. Rooney, Jr. Under the terms of an employment letter, we hired Thomas S. Rooney, Jr. as our President and Chief Operating Officer effective April 1, 2003. Mr. Rooney assumed the title of Chief Executive Officer on July 22, 2003. Pursuant to Mr. Rooney’s employment letter, his base salary and annual bonus are both subject to annual review by our Compensation Committee. For 2005, Mr. Rooney’s salary was $630,000 and his annual bonus center point objective was set at 70%. We also provide Mr. Rooney with a car allowance, reimbursement for one country club membership and medical and life insurance benefits.

Mr. Rooney’s employment is “at-will” except that, pursuant to his employment letter as amended during 2004, if his employment is terminated without “cause,” upon his termination, he would be entitled to receive a severance payment equal to 12 months’ base salary, car allowance and medical benefits.

Mr. Rooney also has entered into a non-competition and non-solicitation agreement with us.

Thomas E. Vossman. Mr. Vossman joined our company in January 2005 as vice president of the southwest region of our rehabilitation business. Effective May 2, 2005, Mr. Vossman was appointed as our Senior Vice President and Chief Operating Officer under the terms of an employment letter. Pursuant to Mr. Vossman’s employment letter, his base salary was established at $280,000 for 2005, and he was eligible to receive an annual bonus calculated as a percentage of his base salary, determined with reference to (a) a range of percentages identified by our Compensation Committee based upon a center point objective of 50%, intended to provide an opportunity of up to twice the center point and (b) annual goals, each identified by our Compensation Committee. His base salary and his annual bonus are both subject to annual review by our Compensation Committee. We also provide Mr. Vossman with a car allowance and medical and life insurance benefits.

Mr. Vossman’s employment is “at-will” except that, if his employment is terminated without “cause” during the first 24 months of employment, upon his termination, he will be entitled to receive a severance payment equal to 12 months’ base salary and car allowance and 12 months of the monthly cost we are then paying for his medical insurance coverage.

In connection with Mr. Vossman’s relocation to our headquarters facilities in Chesterfield, Missouri, and in addition to the amounts extended to Mr. Vossman under our relocation policy, we granted Mr. Vossman a relocation bonus in the amount of $40,000 payable upon the purchase of his home in the St. Louis area.

Mr. Vossman also has entered into a non-competition and non-solicitation agreement with us.

David F. Morris. Under the terms of an employment letter, we hired David F. Morris as our Vice President and General Counsel effective January 10, 2005. Pursuant to Mr. Morris’ employment letter, his base salary was established at $210,000 for 2005, and he was eligible to receive an annual bonus calculated as a percentage of his base salary, determined with reference to (a) a range of percentages identified by our Compensation Committee based upon a center point objective of 40%, intended to provide an opportunity of up to twice the center point and (b) annual goals, each identified by our Compensation Committee. His base salary and his annual bonus are both subject to annual review by our Compensation Committee. We also provide Mr. Morris with a car allowance, a cellular phone allowance and medical and life insurance benefits.

Mr. Morris’ employment is “at-will” except that, if his employment is terminated without “cause” during the first 24 months of employment, upon his termination, he will be entitled to receive a severance payment equal to 12 months’ base salary, car allowance and medical benefits, and reasonable outplacement assistance.

Mr. Morris also has entered into a non-competition and non-solicitation agreement with us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Affholder, Inc., our wholly-owned subsidiary that comprises the tunneling segment, owns, or leases under long term operating leases with third-party leasing companies, several pieces of tunneling equipment, including cranes and tunnel boring machines. From time to time for specific projects, Affholder, Inc. will lease additional equipment from a variety of sources. During 2005, Affholder, Inc. leased four cranes and two tunnel boring machines from A-Y-K-E Partnership. A-Y-K-E is a partnership that is controlled by Robert W. Affholder, a former member of our board of directors who retired effective with our 2005 annual meeting of stockholders. During 2005, Affholder, Inc. paid A-Y-K-E approximately $0.7 million pursuant to equipment leases. This amount represents approximately 14.8% of all lease payments made by Affholder, Inc. during 2005 and 3.5% of all lease payments made by us in 2005. The cranes and tunnel boring machines that were leased to Affholder, Inc. during 2005 were leased under separate lease agreements on terms that were substantially similar to, or better than, those otherwise available to Affholder, Inc. in the market. The leases were terminable upon 30 days’ prior notice by either party. Affholder, Inc. also was entitled under the leases to sublease the equipment to third parties and retain any profit generated from the sublease.

Brett Affholder, the son of Robert W. Affholder, is employed by Affholder, Inc. as Regional Equipment Manager. For fiscal year 2005, Brett Affholder received total compensation of $104,221 from Affholder, Inc.

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

The table below sets forth certain information as of March 1, 2006 with respect to the number of shares of common stock owned by:

•	each of our executive officers or former executive officers named in the Summary Compensation Table under “Executive Compensation,”
•	each of our directors and director nominees,
•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, and
•	all of our directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	3,676,450	(2)	13.6%
Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	2,346,000	(3)	8.7
Barrow, Hanley, Mewhinney & Strauss, Inc. 2200 Ross Avenue, 31st Floor Dallas, Texas 75201	1,740,200	(4)	6.4
Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars, Second Floor Los Angeles, California 90067	1,563,325	(5)	5.8
Stephen P. Cortinovis	62,025	(6)	—	(7)
Stephanie A. Cuskley	4,200	(8)	—	(7)
John P. Dubinsky	24,677	(9)	—	(7)
Christian G. Farman	6,500	(10)	—	(7)
Juanita H. Hinshaw	34,025	(11)	—	(7)
Alfred T. McNeill	7,400	(12)	—	(7)
David F. Morris	14,000	(13)	—	(7)
Thomas S. Rooney, Jr	236,332	(14)	—	(7)
Thomas W. Vaughn	—		—
Thomas E. Vossman	24,275	(15)	—	(7)
Sheldon Weinig	53,025	(16)	—	(7)
Alfred L. Woods	69,025	(17)	—	(7)
Directors and executive officers as a group (10 persons)	528,984	(18)	1.9
__________

(1)
Except as otherwise indicated, as of March 1, 2006, all shares are owned with sole voting and investment power. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For the listed officers and directors, the number of shares beneficially owned includes shares of common stock that the individual had the right to acquire on or within 60 days after March 1, 2006, including through the exercise of stock options and in connection with deferred stock units. References to stock options in the footnotes to this table include only those options that are or will become exercisable within 60 days after March 1, 2006. A director would only receive shares of common stock in connection with deferred stock units within 60 days after March 1, 2006 if the director’s service on the board terminated during that time period. Also included are restricted shares of common stock, over which the individual has voting power, but no investment power.

(2)
The information provided herein is based on a Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 14, 2006. T. Rowe Price Associates, Inc. has sole voting power with respect to 1,161,600 shares of our common stock and sole dispositive power with respect to 3,676,450 shares of our common stock. These securities are owned by various individual and institutional investors, including the fund (which owns 1,648,200 shares, representing 6.1% of the shares outstanding, over which the fund has sole voting power), which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of these securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of these securities.

(3)
The information provided herein is based on a Schedule 13G/A filed by Royce & Associates, LLC with the Securities and Exchange Commission on January 27, 2006. The information in the Schedule 13G/A indicates that Royce & Associates, LLC, an investment adviser, has sole voting and dispositive power with respect to all of these shares.

(4)
The information provided herein is based on a Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, Inc. with the Securities and Exchange Commission on February 7, 2006. The information in the Schedule 13G indicates that Barrow, Hanley, Mewhinney & Strauss, Inc., an investment adviser, has sole voting power with respect to 816,700 of these shares, shared voting power with respect to 923,500 of these shares and sole dispositive power with respect to all 1,740,200 of these shares.

(5)
The information provided herein is based on a Schedule 13G/A filed by Kayne Anderson Rudnick Investment Management, LLC with the Securities and Exchange Commission on  February 2, 2006. The information in the Schedule 13G/A indicates that Kayne Anderson Rudnick Investment Management, LLC, an investment adviser, has sole voting and dispositive power with respect to all of these shares.

(6)	Represents 1,000 shares of common stock, options to purchase 51,500 shares of stock and 9,525 deferred stock units.

(7)	Less than one percent.

(8)	Represents 1,000 shares of common stock and 3,200 deferred stock units.

(9)	Represents 152 shares of common stock, options to purchase 15,000 shares of stock and 9,525 deferred stock units.

(10)	Represents 6,500 shares of common stock.

(11)	Represents 2,000 shares of common stock, options to purchase 22,500 shares of stock and 9,525 deferred stock units.

(12)	Represents 1,000 shares of common stock and 6,400 deferred stock units.

(13)	Represents 5,600 restricted shares of common stock and options to purchase 8,400 shares of stock.

(14)
Represents 58,700 restricted shares of common stock, options to purchase 173,450 shares of stock (the options with respect to 8,050 shares become exercisable on April 1, 2006) and 4,182 deferred stock units. Does not include the grant of deferred stock units on October 27, 2004, the number of which shall equal the product of 104,000 times the positive difference between the market value of one share of our common stock on October 27, 2007, over $15.50 (not to exceed $5.06), divided by the market value of one share of our common stock on such date. We will not be able to calculate the number of deferred stock units granted until after October 27, 2007.

(15)	Represents 9,200 restricted shares of common stock and options to purchase 15,075 shares of stock.

(16)	Represents 6,000 shares of common stock, options to purchase 37,500 shares of stock and 9,525 deferred stock units.

(17)	Represents 500 shares of common stock, options to purchase 51,500 shares of stock and 17,025 deferred stock units.

(18)	Includes options to purchase 374,925 shares of stock and 68,907 deferred stock units.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Securities Exchange Act of 1934 and written representations that no other reports were required to be filed, we believe that during 2005 all filing requirements applicable to our directors, officers and 10% stockholders under Section 16(a) were satisfied.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to the shares of common stock that may be issued under our existing equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,459,908	$19.53	863,328
Equity compensation plans not approved by security holders	—	—	—
Total	1,459,908	$19.53	863,328

We have never repriced options to purchase shares of our common stock and have no intention of repricing such options in the future.

PERFORMANCE GRAPH

The following performance graph compares the total stockholder return on our common stock to the S&P 500 Index and a composite peer group index for the past five years. Our peer group index is comprised of the following six companies:

•	INEI Corporation, f/k/a Insituform East Incorporated
•	Michael Baker Corporation
•	Granite Construction, Inc.
•	Fluor Corporation
•	Jacobs Engineering Group, Inc.
•	Foster Wheeler Corp.

As of September 5, 2003, we acquired the business of Insituform East Incorporated, including selected assets.

At the end of 2000, Fluor Corporation, a publicly-traded company, completed a reverse spin-off of one of its businesses that resulted in two publicly-traded companies. As a result, Fluor Corporation, the company that now contains the segment relevant to our peer group index, is only included in the peer group index for 2001 through 2005, the period following the spin-off.

The graph assumes that $100 was invested in our common stock and each index on December 31, 2000 and that all dividends were reinvested.

Comparison of Five-Year Cumulative Return

	2000	2001	2002	2003	2004	2005
Insituform Technologies, Inc.	$100.00	$64.15	$42.76	$41.38	$56.85	$48.58
S&P 500 Index	$100.00	$88.12	$68.64	$88.33	$97.94	$102.75
Composite Peer Group Index	$100.00	$124.16	$101.61	$142.98	$173.10	$245.80

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this proxy statement, in whole or in part, the preceding performance graph shall not be deemed incorporated by reference into any such filings.

PROPOSAL 2: APPROVAL OF THE 2006 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

Our board of directors has adopted, subject to stockholder approval, the 2006 Non-Employee Director Equity Incentive Plan (the “2006 Director Incentive Plan”). If the 2006 Director Incentive Plan is approved by stockholders, our board of directors intends to terminate the Amended and Restated 2001 Non-Employee Director Equity Incentive Plan (the “2001 Director Incentive Plan”), which would otherwise expire on May 10, 2011, and cancel the authority to grant new awards under the 2001 Director Incentive Plan. There are currently approximately 60,600 shares which are authorized for issuance, and not otherwise subject to an outstanding award, under the 2001 Director Incentive Plan which will no longer be available for future awards upon the approval of the 2006 Director Incentive Plan.

The 2006 Director Incentive Plan provides for the granting of non-qualified stock options and stock units to our directors who are not company employees. Our board of directors believes that the plan advances the interests of our company and stockholders by increasing the ownership interest of the directors in our company, thus aligning their interests in our financial performance more directly to those of our stockholders and providing them an incentive to serve as a director over the long term.

The maximum number of shares of our common stock that is being authorized for issuance under the 2006 Director Incentive Plan is 200,000, subject to adjustment in the event of any subsequent change in the number of issued shares of our common stock without new consideration to our company, such as in a stock dividend, stock split or similar issuance.

The complete text of the 2006 Director Incentive Plan is attached as Appendix B. The following summary of the plan is subject to the provisions contained in the complete text of the plan.

Description of the 2006 Director Incentive Plan

Administration. The 2006 Director Incentive Plan will be administered by our board of directors. Our board of directors will have exclusive authority to interpret and administer the plan, to establish, amend and rescind any rules and regulations relating to the plan and to take all steps and make all determinations necessary or advisable for the administration of the plan.

Eligibility. All of our directors who are not employed by us or any of our subsidiaries or affiliates will be eligible to participate.

Shares Subject to the Plan. An aggregate of 200,000 shares of our common stock is being authorized for issuance under the 2006 Director Incentive Plan, subject to adjustment in the event of any subsequent change in the number of issued shares of our common stock without new consideration to our company, such as in a stock dividend, stock split or similar issuance.

Types of Awards. Non-qualified stock options and stock units may be granted.

Non-Qualified Stock Options. Non-qualified stock options are non-statutory options to purchase shares of our common stock that are not intended to qualify under Section 422 of the federal tax code. Upon the exercise of a non-qualified stock option, shares of our common stock may be purchased at a price established on the date of grant by our board of directors in its sole discretion. Our board of directors will determine the terms and conditions of any stock options and the periods during which the stock options will be exercisable.

Stock Units. Stock units represent the right to receive shares of our common stock at a time or upon terms designated in the award agreement. Our board of directors may in its discretion provide in the award agreement that the holder will be entitled to payments in cash or adjustments in the number of stock units equivalent in value to the dividends on our common stock as if the stock units were shares of common stock at our dividend payment dates.

No Rights as a Stockholder. Holders of stock options or stock units will not have any rights as a stockholder on the basis of the awards.

Effective Date, Amendments and Duration. The 2006 Director Incentive Plan will be effective upon the approval of our stockholders at the 2006 annual meeting.

Our board of directors may amend or modify the 2006 Director Incentive Plan at any time except an amendment or modification (i) changing eligibility requirements under the plan, (ii) increasing the number of shares of common stock that may be issued under the plan or (iii) increasing the amount or type of benefits that may be granted under the plan, requires the prior approval of our stockholders. The board may not reduce the amount or change the terms and conditions of any outstanding option or stock unit without the holder’s prior consent.

The 2006 Director Incentive Plan will be effective for a period of ten years from the effective date unless our board of directors terminates the plan earlier.

Federal Tax Consequences

No income will be realized upon grant by the holders of non-qualified stock options or stock units, and we will not be entitled to a deduction at such time.

Upon the exercise of a non-qualified stock option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise.

A holder will realize income as a result of an award of stock units at the time shares of common stock are issued in an amount equal to the fair market value of such shares at the date of issuance. We will be entitled to a corresponding deduction equal to the income realized in the year that the shares are issued.

The tax consequences to the holder of an award described above assume that, to the extent any award under the plan is subject to the requirements of Section 409A of the federal tax code, such award will comply with that section. In the event any such award that is subject to Section 409A was determined not to be in compliance with the section, the holder could be subject to earlier taxation, a penalty tax of 20% of the amount includible in gross income, and interest on federal income taxes that would have been payable if the amount were taxable when first deferred.

New Plan Benefits

Currently, the seven non-employee members of our board of directors will be eligible to participate in the 2006 Director Incentive Plan. Awards will be granted under the plan in the discretion of our board of directors and may vary year to year. Thus, the amount of stock options and/or stock units to be granted under the plan is not determinable as of the date of this proxy statement. However, please see “Director Compensation” above for an example of awards that would have been granted under the plan had it been in effect during 2005.

The fair market value per share of our common stock for all purposes under the plan will be the closing selling price per share on The Nasdaq Stock Market on the determination date. On March 1, 2006, the fair market value per share of our common stock was $27.27.

Required Vote for Approval

The required vote for approval of the 2006 Director Incentive Plan is a majority of the shares of our common stock cast on this proposal at the annual meeting.

Our board of directors recommends a vote “FOR” the approval of the 2006 Non-Employee Director Equity Incentive Plan.

PROPOSAL 3: APPROVAL OF THE 2006 EMPLOYEE EQUITY INCENTIVE PLAN

Our board of directors has adopted, subject to stockholder approval, the 2006 Employee Equity Incentive Plan (the “2006 Employee Incentive Plan”). If the 2006 Employee Incentive Plan is approved by stockholders, our board of directors intends to terminate the Amended and Restated 2001 Employee Equity Incentive Plan (the “2001 Employee Incentive Plan”), which would otherwise expire on May 10, 2011, and cancel the authority to grant new awards under the 2001 Employee Incentive Plan. There are currently approximately 426,000 shares which are authorized for issuance, and not otherwise subject to an outstanding award, under the 2001 Employee Incentive Plan which will no longer be available for future awards upon the approval of the 2006 Employee Incentive Plan.

The 2006 Employee Incentive Plan provides for the granting of stock options and other stock-based awards to our key employees. Our board of directors believes that it is in our best interest to have sufficient shares available under the plan for awards to key employees, whose talents and special efforts are essential to our continued progress. In addition, our board of directors believes that the plan advances the interests of our company and stockholders by encouraging key employees to acquire an ownership interest in our company, thus aligning their interests in our financial performance more directly to those of our stockholders and providing them an incentive to remain employees over the long term.

The maximum number of shares of our common stock that is being authorized for issuance under the 2006 Employee Incentive Plan is 2,000,000, subject to adjustment in the event of any subsequent change in the number of issued shares of our common stock without new consideration to our company, such as in a stock dividend, stock split or similar issuance.

The complete text of the 2006 Employee Incentive Plan is attached as Appendix C. The following summary of the plan is subject to the provisions contained in the complete text of the plan.

Description of the 2006 Employee Incentive Plan

Administration. The 2006 Employee Incentive Plan will be administered by our board of directors or our Compensation Committee (the “Administrator”). The Administrator will have exclusive authority to interpret and administer the plan, to establish appropriate rules relating to the plan, to delegate some or all of its authority under the plan and to take all such steps and make all such determinations in connection with the plan and the benefits granted pursuant to the plan as it may deem necessary or advisable.

Eligibility. Officers and key employees of our company and subsidiaries will be eligible to participate. The Administrator has the sole discretion to designate which employees among the eligible participants will receive awards under the plan.

Shares Subject to the Plan. An aggregate of 2,000,000 shares of our common stock is being authorized for issuance under the 2006 Employee Incentive Plan, subject to adjustment in the event of any subsequent change in the number of issued shares of our common stock without new consideration to our company, such as in a stock dividend, stock split or similar issuance.

Types of Awards. Stock appreciation rights, restricted stock, performance awards, stock options and stock units may be granted.

Stock Appreciation Rights. Stock appreciation rights entitle the holder to receive a payment equal to the difference between the fair market value of our common stock at the time of exercise of the stock appreciation right and the base price of the stock appreciation right established by the Administrator at the time of grant. At the time of grant, the Administrator may establish a maximum amount per share which will be payable upon exercise of a stock appreciation right, and may determine whether a stock appreciation right may be exercised (i) in conjunction with the exercise of a stock option, (ii) upon lapse of a stock option and/or (iii) independent of the exercise of a stock option. In the Administrator’s discretion, the value of a stock appreciation right may be paid in cash or common stock, or a combination thereof. The Administrator will establish the term of any stock appreciation rights provided that stock appreciation rights may not be exercised more than ten years from the date of grant.

Restricted Stock. Restricted stock are shares of our common stock that are subject to the restrictions or conditions specified by the Administrator at the time of grant. The Administrator may issue shares of restricted stock either as a stock bonus or at a purchase price below the fair market value of our stock on the date of grant. During the period that the stock is restricted, holders will be entitled to receive all dividends and other distributions made in respect of the restricted stock and to vote the restricted stock without limitation. The maximum number of shares of restricted stock that may be awarded in any calendar year to any individual may not exceed 50,000 shares, subject to the adjustment provisions of the plan.

Performance Awards. In the discretion of the Administrator, performance awards entitle the holder to receive shares of our common stock or cash, or both, upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or increases in share price) during a performance period that may not exceed five years. The holder has no right to receive dividends on or to vote shares subject to performance awards until the shares are actually earned and issued.

Stock Options. Stock options entitle the holder to purchase common stock at a purchase price established by the Administrator on the date of grant. The purchase price of any stock option may not be less than the fair market value of our common stock on the date of grant. The Administrator will determine the terms and conditions of such stock options and the times at which such stock options will be exercisable. The maximum number of shares subject to a stock option that may be awarded in any calendar year to any individual may not exceed 200,000 shares, subject to the adjustment provisions under the plan. In addition, no incentive stock option may be granted to any individual if the aggregate fair market value of common stock underlying all incentive stock options held by the individual that are exercisable for the first time in any calendar year exceeds $100,000.

Stock Units. Stock units represent the right to receive shares of our common stock at a time or upon terms designated in the award agreement. The Administrator may in its discretion provide in the award agreement that the holder will be entitled to payments in cash or adjustments in the number of stock units equivalent in value to the dividends on our common stock as if the stock units were shares of common stock at our dividend payment dates.

No Rights as a Stockholder.  Except in the case of awards of restricted stock, holders of awards under the plan will not have any rights as a stockholder on the basis of the awards.

Effective Date, Amendments and Duration. The 2006 Employee Incentive Plan will be effective upon approval of our stockholders at the 2006 annual meeting.

Our board of directors may amend or modify the 2006 Employee Incentive Plan at any time except an amendment or modification (i) increasing the number of shares of common stock that may be issued under the plan, (ii) increasing the amount or type of benefits that may be granted under the plan or (iii) modifying the eligibility requirements for benefits under the plan, requires the prior approval of our stockholders. The Administrator may not reduce the amount, or change the terms and conditions, of any existing award without the holder’s prior consent.

The 2006 Employee Incentive Plan will be effective for a period of ten years from the effective date unless our board of directors terminates the plan earlier.

Federal Tax Consequences

A participating employee will not realize income on the grant of stock options or stock appreciation rights or the award of restricted stock or stock units, and we will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the stock option, no ordinary income will be realized by the holder at the time of exercise, and we will not be entitled to a deduction by reason of the exercise. The holder will realize capital gain or loss upon the sale of the acquired shares equal to the difference between the sale price and the purchase price for the shares. If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the stock option or within one year from the date of exercise of the stock option, the holder will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the holder’s basis in the shares. We generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code. In addition, the holder will realize capital gain or loss on any excess of the sale price over the fair market value on the exercise date.

Upon the exercise of a non-qualified stock option or the surrender of a stock appreciation right, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

Subject to a voluntary election by the holder under Section 83(b) of the federal tax code, a holder of restricted shares of common stock will realize income as a result of the award of such shares at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the federal tax code would cause the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. We generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

A holder will realize income as a result of a performance award at the time the award is paid or made available. The amount of income realized by the holder will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

A holder will realize income as a result of an award of stock units at the time shares of common stock are issued in an amount equal to the fair market value of such shares at that time. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

The tax consequences to the holder of an award described above assume that, to the extent any award under the plan is subject to the requirements of Section 409A of the federal tax code, such award will comply with that section. In the event any such award that is subject to Section 409A was determined not to be in compliance with the section, the holder could be subject to earlier taxation, a penalty tax of 20% of the amount includible in gross income, and interest on federal income taxes that would have been payable if the amount were taxable when first deferred.

New Plan Benefits

Currently, approximately 70 employees will be eligible to participate in the 2006 Employee Incentive Plan. The Administrator will determine annually the award recipients and the actual awards granted under the plan. As these awards are discretionary, the amount of awards to be granted under the plan is not determinable as of the date of this proxy statement. However, please see the “Summary

Compensation Table” above for an example of awards that would have been granted under the plan had it been in effect during 2005.

The fair market value per share of our common stock for all purposes under the plan will be the closing selling price per share on The Nasdaq Stock Market on the determination date. On March 1, 2006, the fair market value per share of our common stock was $27.27.

Required Vote for Approval

The required vote for approval of the 2006 Employee Incentive Plan is a majority of the shares of our common stock cast on this proposal at the annual meeting.

Our board of directors recommends a vote “FOR” the approval of the 2006 Employee Equity Incentive Plan.

PROPOSAL 4: APPROVAL OF THE 2006 EXECUTIVE PERFORMANCE PLAN

Our board of directors has adopted, subject to stockholder approval, the 2006 Executive Performance Plan (the “Executive Performance Plan”). Pursuant to Section 162(m) of the federal tax code, a plan setting forth the criteria that will be used by the board of directors or the Compensation Committee in establishing objective goals for earning incentive compensation that will be deemed to be performance-based under Section 162(m) must be approved by the stockholders at least every five years. Our Long-Term Incentive Plan, which currently sets forth the criteria used by the board or the committee to set goals for performance-based compensation, was last approved by the stockholders at the 2001 annual meeting. The Executive Performance Plan is being submitted to the stockholders at the 2006 annual meeting to allow continued compliance with Section 162(m).

Under Section 162(m) of the federal tax code, the amount of our deduction for a fiscal year relating to compensation for certain executive officers is limited to $1,000,000 unless the compensation is deemed to be performance based. Our board of directors believes that approval of the Executive Performance Plan advances the interest of our company and stockholders by providing for the payment of incentive compensation that will meet the Section 162(m) requirements for performance-based compensation thereby assuring that the compensation paid or issued will be fully deductible by our company for federal tax purposes.

The complete text of the Executive Performance Plan is attached as Appendix D. The following summary of the plan is subject to the provisions contained in the complete text of the plan.

Description of the Executive Performance Plan

Administration and Eligibility. Under the Executive Performance Plan, which will be administered by our Compensation Committee, the chief executive officer and any other executive officer who is required to be named in the summary compensation table of our proxy statement will be eligible to participate in the plan and receive performance-based compensation in the form of cash bonuses or in the grant of an award (other than a stock option) under any of our equity incentive plans (such as the 2006 Employee Incentive Plan). Other employees will also be eligible to receive incentive awards for a particular fiscal year or other performance period, but the incentive awards for these employees are not required to be paid or issued pursuant to this plan by Section 162(m).

Performance Criteria. Our Compensation Committee will establish objective performance goals in writing not later than 90 days after the beginning of each fiscal year or other performance period for the payment of incentive compensation. The performance goals will be established by the committee based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the committee shall determine in its sole discretion: (i) stock price; (ii) sales; (iii) return on equity; (iv) book value; (v) expense management; (vi) earnings per share; (vii) free cash flow; (viii) net income; (ix) return on assets; (x) individual performance; and (xi) business unit performance. The payment of any award under the Executive Performance Plan may be reduced by the committee in its sole discretion based upon such factors as the committee shall determine.

The maximum aggregate amount of compensation that may be paid to a participant in any fiscal year pursuant to one or more awards under the plan may not exceed the Maximum Amount (as defined below) for such fiscal year. For purposes of this plan, the Maximum Amount for a fiscal year shall be $3,220,000 for the 2006 fiscal year, and, for each succeeding fiscal year, 110% of the Maximum Amount for the immediately preceding year. If the Maximum Amount (including carryforwards under this sentence) for a fiscal year exceeds the amount paid to a participant in that year, the excess shall be carried forward and added to the Maximum Amount for the succeeding fiscal year.

Amendments and Termination. The Executive Performance Plan may be amended or terminated at any time by our board of directors in its sole and absolute discretion.

Federal Tax Consequences

Upon the payment of a cash bonus pursuant to the Executive Performance Plan, a participant will realize ordinary income as of the date the bonus is payable to the participant and we will be entitled to a deduction at that time. Upon the grant of a performance-based award under any of our equity incentive plans, a participant will realize income with respect to a particular award, and we will be entitled to a corresponding deduction, in the same manner as described above under “Proposal 3: Approval and Adoption of the 2006 Employee Equity Incentive Plan - Federal Tax Consequences.”

New Plan Benefits

Currently, three employees will be eligible to participate in the Executive Performance Plan. Our Compensation Committee will determine annually the award recipients and the actual awards granted under the plan. As these awards are discretionary, the amount of awards to be granted under the plan is not determinable as of the date of this proxy statement. However, please see the “Long-Term Incentive Plan Awards Table” above for an example of awards that would have been granted under the plan had it been in effect during 2005.

The fair market value per share of our common stock for all purposes under the plan will be the closing selling price per share on The Nasdaq Stock Market on the determination date. On March 1, 2006, the fair market value per share of our common stock was $27.27.

Required Vote for Approval

The required vote for approval of the 2006 Executive Performance Plan is a majority of the shares of our common stock cast on this proposal at the annual meeting.

Our board of directors recommends a vote “FOR” the approval of the 2006 Executive Performance Plan.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our board of directors, upon the recommendation of the Audit Committee of the board, has appointed PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2006. A resolution will be presented at the meeting to ratify the appointment of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP served as our independent auditors for the year ended December 31, 2005. Representatives of PricewaterhouseCoopers LLP are expected to be present at our annual meeting to respond to appropriate questions from our stockholders and to make statements if they so desire.

Ratification of the Appointment of Independent Auditors

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2006 will require the affirmative vote of a majority of the votes cast upon this proposal at the annual meeting.

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2006.

OTHER MATTERS

The board does not know of any other matters that may be brought before the annual meeting. However, if any other matters are properly presented for action, it is the intention of the persons named on the accompanying proxy card to vote the shares represented thereby in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Our by-laws provide that, in order for a stockholder to nominate a candidate for director or to bring other business before a meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary. We must receive stockholder proposals intended to be presented at an annual meeting at least 120 days (which for the 2007 annual meeting would be November 10, 2006) prior to the anniversary date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, in order to be considered for inclusion in our proxy statement relating to the meeting. Stockholder proposals that do not appear in the proxy statement may be considered at a meeting of stockholders only if written notice of the proposal is delivered to or mailed and received by our corporate Secretary at our principal executive office not less than 90 days nor more than 120 days (which for the 2007 annual meeting of stockholders would be January 26, 2007 and December 27, 2006, respectively) prior to the anniversary date of the preceding year’s annual meeting of stockholders.

However, if the date of the annual meeting is advanced or delayed by more than 30 days compared to the date of the preceding year’s annual meeting, notice by the stockholder to be timely made must be received not later than the close of business on the later of:

•	the ninetieth day prior to the meeting, or
•	the tenth day following the date on which the date set for the meeting is first announced publicly.

Notwithstanding the foregoing requirements, a proxy may confer discretionary authority to vote on any stockholder proposal, provided that such proposal is received at least 45 days (which for the 2007 annual meeting of stockholders would be January 24, 2007) prior to the anniversary date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders.

Any written notice of a stockholder proposal must include the information required by our by-laws and, in the case of a notice of nomination, all information relating to each person whom the stockholder proposes to nominate for election or reelection as a director, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

If a stockholder fails to notify us within the time limits described above of an intent to present a nomination or proposal for a stockholder vote at our 2007 annual meeting of stockholders, we will declare the nomination or business to be not properly brought before the meeting and, therefore, the nomination will be disregarded or the business will not be transacted. The foregoing requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in our proxy statement.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Our board has an informal process in place for our stockholders to communicate with directors. Any stockholder wishing to contact our board or one of our directors can write to:

Board of Directors
c/o Insituform Technologies, Inc.
702 Spirit 40 Park Drive
Chesterfield, MO 63005

All correspondence received by us and addressed as indicated above will be reviewed by appropriate Insituform personnel and promptly forwarded to our Chairman of the Board and/or to the appropriate director. Communications that relate to our accounting, internal accounting controls or auditing matters will also be referred to the Chair of our board’s Audit Committee.

Although our board does not have an express policy regarding director attendance at the annual meeting of stockholders, we anticipate that all directors will attend this year’s annual meeting. Eight directors attended the 2005 annual meeting of stockholders.

David F. Morris
Secretary

Chesterfield, Missouri
March 10, 2006

Appendix A
INSITUFORM TECHNOLOGIES, INC.

AUDIT COMMITTEE

Charter

I.  Purpose.

The primary functions of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Insituform Technologies, Inc. (the “Company”) are:

•	To oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including overseeing:

•  the integrity of the Company’s financial statements,
•  the Company’s compliance with legal and regulatory requirements,
•  the independent auditor’s qualifications and independence, and
•  the performance of the Company’s internal audit function and independent auditors, and

•	To prepare the report that the Securities and Exchange Commission (the “SEC”) rules require be included in the Company’s proxy statement.

The Committee will address these functions by carrying out the activities enumerated in this Charter, which are intended to describe a program of guidance and oversight and not to diminish the primary responsibility of the Company’s management for the Company’s financial statements and internal controls.

II.  Organization and Authority.

The Committee shall be comprised of three or more directors, as determined by the Board. Each member of the Committee shall satisfy the applicable independence requirements of The Nasdaq Stock Market (“Nasdaq”) and any other applicable regulatory requirements. Committee members may not receive any payment from the Company except for Board or Board committee service. No Committee member may have participated in the preparation of the financial statements of the Company or of any Company subsidiary at any time during the previous three (3) years. Committee members shall be appointed by the Board annually. The Board may remove any Committee member. Members shall serve until their successors are duly elected and qualified.

The Chairman of the Committee shall be designated by the Board; provided, however, if the Board does not do so, the Committee members shall elect a Chairman by vote of a majority of the Committee. The Chairman of the Committee may establish rules as determined by the Chairman to be necessary or appropriate for the conduct of the Committee’s business.

All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

The Committee shall meet on a regular basis, and as frequently as circumstances dictate. The Committee shall maintain minutes and other records of its meetings and other activities. In furtherance of its objective of creating an open avenue of communication among the Company’s accountants, financial and senior management, internal auditors and the Board, the Committee shall meet at least annually with management and the independent auditors in executive session, to discuss any matters that the Committee or these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the Company’s financial statements consistent with the responsibilities set forth in this Charter.

III.  Responsibilities.

To fulfill its responsibilities and duties, the Committee shall:

Periodic Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate, and submit any changes for ratification by the Board.

2.	Review the Committee’s performance of its responsibilities and duties on an annual basis.

3.
Review and discuss with management and the independent auditor, prior to filing with the SEC, the Company’s annual audited financial statements and quarterly financial statements and the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Chairman of the Committee may represent the entire Committee for purposes of this review.

4.
Review, prior to filing and/or publishing, other financial statements contained in filings by the Company with the SEC and other published documents, including the Company’s quarterly and annual earnings releases.

5.	Discuss financial information and earnings guidance provided by the Company to analysts and rating agencies.

6.
Review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

7.	Determine appropriate funding for payment of compensation to the independent auditors, any advisers engaged by the Committee and ordinary administrative expenses of the Committee.

Independent Auditors

8.
Bear direct responsibility for the appointment, compensation (including approval of all audit engagement fees and terms, and all significant non-audit engagements), retention and termination of the independent auditors, and oversight of the work of independent auditors engaged (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

9.	Pre-approve all auditing services and all non-audit services (to the extent such non-audit services are permissible) to be provided to the Company by the independent auditors.

10.
Obtain an annual report from the independent auditor describing (i) the independent auditor’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and the steps taken to deal with any such issues.

11.
On an annual basis, review and discuss with the independent auditors all significant relationships the independent auditors have with the Company, to determine independence and objectivity, including actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take (or recommend that the full Board take) appropriate action to oversee the independence of the independent auditors; and be responsible for ensuring receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1.

12.
Take steps to ensure the independent auditors’ ultimate accountability to the Committee, as representatives of the stockholders, and the ultimate authority of the Committee, as such representatives, to select, evaluate and, where applicable, replace the independent auditors.

13.	Consult with the independent auditors, out of the presence of management, concerning internal controls, and the fullness and accuracy of the Company’s financial statements.

14.
Monitor rotation of the audit partner, such that neither the lead (or coordinating) audit partner (having primary responsibility for the Company’s audit), nor the audit partner responsible for reviewing the Company’s audit (e.g., the concurring audit partner), has performed audit services for the Company in each of the Company’s five previous fiscal years.

15.	Meet with the independent auditors to receive their report regarding:

•	all critical accounting policies and practices to be used;

•
all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

•	other material written communications between the independent auditors and management.

16.	Set clear hiring policies for employees or former employees of the independent auditor.

17.	Present to the Board the Committee’s conclusions with respect to the independent auditor’s qualifications, performance and independence.

Internal Auditors

18.
Bear direct responsibility for the appointment, compensation and termination of the internal auditors, and oversight of the internal auditors’ work (including resolution of disagreements between management and the internal auditors regarding financial reporting).

19.
Take steps to ensure the internal auditors’ ultimate accountability to the Committee, as representatives of the stockholders, and the ultimate authority of the Committee, as such representatives, to select, evaluate and, where applicable, replace the internal auditors.

20.	Consult with the internal auditors, out of the presence of management, concerning internal controls, the fullness and accuracy of the Company’s financial statements, and management integrity.

Financial Reporting Processes

21.	In consultation with the independent auditors and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

22.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles, as applied in its financial reporting.

23.	Consider and approve, if appropriate, any major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management or the internal auditors.

Process Improvement

24.
Establish regular and separate systems of reporting to the Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

25.
Inquire of the independent auditors, the internal auditors and management about assessing risk of fraudulent financial reporting and assess the steps management has taken to minimize such risks to the Company.

26.
Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

27.	Review any significant disagreement among management and the independent auditors or the internal auditors in connection with the preparation of the financial statements.

28.
Review with the independent auditors, the internal auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

29.
Review with the independent auditors critical accounting policies and practices, alternative treatments of financial information, and other material written communications between the independent auditors and management.

30.	Review with the Chief Executive Officer and the Chief Financial Officer:

•	any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and

•	any fraud that involves management or other Company employees who have a significant role in the Company’s internal controls.

Legal and Ethical Compliance

31.	Prepare the report that SEC rules require be included in the Company’s proxy statement.

32.	Review and approve all related-party transactions.

33.
Review and approve all off-balance sheet arrangements that may have a current or future material effect on the Company’s financial condition, changes in financial condition, results of operations, revenues or expenses, liquidity, capital expenditures or capital resources.

34.	Monitor conflicts of interest between the independent auditors and management.

35.	Consult with management to ensure that appropriate ethical standards for business conduct are communicated to Company employees generally, and review compliance with such standards.

36.	Establish and maintain procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

37.	Review activities, organizational structure, and qualifications of the internal auditors.

38.
Review, with the Company’s General Counsel and, when appropriate, outside counsel, legal compliance matters, and any legal matter that could have a significant impact on the Company’s financial statements.

39.	Review the effect of regulatory and accounting initiatives.

40.	Conduct or authorize investigations into any other matters within its scope of responsibilities.

41.	Engage independent counsel and other advisers, as the Committee deems necessary or advisable to carry out its duties.

42.	Discuss policies with respect to risk assessment and risk management.

43.
Perform any other activities consistent with this Charter, the Company’s by-laws, the enabling resolutions for the Committee adopted by the Board, and governing law, as the Committee or the Board deems necessary or appropriate.

#    #    #

Appendix B

2006 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

1. Purpose and Nature of Plan. The purpose of this 2006 Non-Employee Director Equity Incentive Plan (the “Plan”) of Insituform Technologies, Inc. (the “Company”) is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company’s continued progress and thus provide a further incentive to serve as a director of the Company.

2. Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to the provisions of the Plan, the Board shall have exclusive authority to interpret and administer the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to take all steps and make all determinations necessary or advisable for the administration of the Plan. The determination of the Board in the administration of the Plan shall be conclusive and binding upon all persons, including without limitation the Company, its stockholders and persons granted options or other benefits under the Plan. The officers of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan.

3. Participants. Directors of the Company who are not employees of the Company (or any affiliate of the Company) during a calendar year shall be eligible to participate in awards made pursuant to the Plan with respect to such calendar year (“Eligible Directors”).

4. Shares Subject to the Plan. Subject to adjustment as provided in Section 7 (relating to adjustment for changes in capital stock), an aggregate of 200,000 shares of the Company’s Class A common shares, $0.01 par value (“Common Stock”), shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be made available from authorized but unissued shares or from shares re-acquired by the Company, including shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may again become available for the grant of other options or Stock Units under the Plan. If any Stock Unit granted under the Plan shall be forfeited or cancelled for any reason, the shares subject to, but not delivered under, such Stock Unit may again become available for the grant of other options or Stock Units under the Plan.

5. Awards of Benefits. The Board of Directors may, in its sole discretion, grant benefits in accordance with the Plan to Eligible Directors, and establish the timing, pricing, amount and other terms and conditions of such grants, which need not be uniform with respect to the various participants or with respect to different grants to the same participant.

6. Types of Benefits. The following benefits may be granted under the Plan: (i) nonqualified stock options (“NQSOs”); and (ii) Stock Units, as described below.

(a) Stock Options. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Board of Directors on the date the options are

B-1

granted, subject to such terms and conditions set forth in an option agreement as may be established by the Board of Directors in its sole discretion. The purchase price may be paid (i) by check, (ii) in the discretion of the Board of Directors, by the delivery of shares of Common Stock of the Company owned by the participant for at least six (6) months or (iii) in the discretion of the Board of Directors, by a combination of any of the foregoing, in the manner provided in the option agreement.

(b) Stock Units. A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Board of Directors in its sole discretion. The participant generally does not have the rights of a stockholder until receipt of the Common Stock. The Board of Directors may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

7. Adjustment Provisions. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted, and the number of shares of Common Stock covered by each outstanding option or Stock Unit shall be appropriately adjusted so that the aggregate consideration payable to the Company and the aggregate value of each such option or Stock Unit shall not be changed. Written option agreements or Stock Unit agreements may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from the Company’s reorganization, recapitalization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

8. No Right to Continue as a Director; No Stockholder Rights. Neither the Plan, nor the granting of an option or Stock Unit, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Eligible Director has a right to continue as an Eligible Director for any period of time, or at any particular rate of compensation. No Eligible Director shall have rights as a stockholder with respect to shares of Common Stock covered by options or Stock Units granted hereunder until the date of the issuance of a stock certificate therefor.

9. Amendment; Governing Law. The Board may revise or amend the Plan in any respect whatsoever; provided, that, without approval of the stockholders of the Company, no revision or amendment shall (i) change the selection or eligibility requirements under the Plan, (ii) increase the number of shares of Common Stock that may be issued under the Plan or (iii) increase the amount or type of benefits that may be granted under the Plan. No action authorized by this paragraph shall reduce the amount of any existing option or Stock Unit or change the terms and conditions thereof without the holder’s consent. The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Missouri.

10. Effective Date, Duration, Suspension and Termination of the Plan. The Plan will be effective immediately following approval by the stockholders of the Company at the 2006 Annual Meeting of Stockholders. The period during which option and Stock Unit grants shall be made under the Plan shall terminate on the day following the tenth anniversary of the 2006 Annual Meeting of Stockholders (unless the Plan is extended or terminated at an earlier date by stockholders); provided, (i) such termination shall not affect the terms of any then outstanding option or Stock Unit and (ii) the terms and conditions applicable to any option or Stock Unit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the holder. The Board may suspend or terminate the Plan at any time and for any reason.

B-2

Appendix C

2006 EMPLOYEE EQUITY INCENTIVE PLAN

1. Purpose and Nature of Plan. The purpose of this 2006 Employee Equity Incentive Plan (the “Plan”) of Insituform Technologies, Inc. (the “Company”) is to encourage key employees of the Company and such subsidiaries of the Company as the Administrator may designate, to acquire shares of Class A $0.01 par value common stock of the Company (“Common Stock”) or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for employees to contribute to the success of the Company and align the interests of key employees with the interests of the shareholders of the Company.

2. Administration. The Plan shall be administered by the Board of Directors of the Company or the Compensation Committee of the Board of Directors (the “Administrator”).

The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), may be exercised by the Administrator in its sole discretion.

Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of Missouri.

The Board of Directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain the other duties and authority of the Administrator to itself. Also, the Board of Directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code.

3. Shares Reserved Under the Plan. Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) an aggregate of two million (2,000,000) shares of Common Stock of the Company shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be made available from authorized but unissued shares or shares re-acquired by the Company, including shares purchased in the open market or in private transactions.

As used in this Section, the term “Plan Maximum” shall refer to the number of shares of Common Stock of the Company that are available for grant of awards pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, stock units or performance awards will reduce the Plan Maximum while such options, stock appreciation rights, stock units or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights, stock units or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Company, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Administrator approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash, the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Company as part of a restructuring of benefits granted pursuant to this Plan.

Notwithstanding the above, the maximum number of shares subject to stock options that may be awarded in any calendar year to any individual shall not exceed 200,000 shares (as adjusted in accordance with Section 12).

4. Participants. Participants will consist of such officers and key employees of the Company or any designated subsidiary as the Administrator in its sole discretion shall determine. Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

5. Types of Benefits. The following benefits may be granted under the Plan: (a) stock appreciation rights (“SARs”); (b) restricted stock (“Restricted Stock”); (c) performance awards (“Performance Awards”); (d) incentive stock options (“ISOs”); (e) nonqualified stock options (“NQSOs”); and (f) Stock Units, all as described below.

6. Stock Appreciation Rights. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option, (b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 (“Code”), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Company, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

7. Restricted Stock. Restricted Stock is Common Stock of the Company issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

(a) The purchase price, if any, will be determined by the Administrator.

(b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

(c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee’s employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

(d) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

(e) The participant shall be entitled to vote the Restricted Stock during the period of restriction.

(f) The Administrator shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

Notwithstanding the above, the maximum number of shares of Restricted Stock that may be awarded in any calendar year to any individual shall not exceed 50,000 shares (as adjusted in accordance with Section 12).

8. Performance Awards. Performance Awards are Common Stock of the Company, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator, but not in any event more than five years. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Company or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Company is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

9. Incentive Stock Options. ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. Such purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.

10. Nonqualified Stock Options. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion; provided, however, in no event shall the purchase price per share be less than 100% of the fair market value of the shares on the date the option is granted. The purchase price may be paid (a) by check or (b), in the discretion of the Administrator, by the delivery of shares of Common Stock owned by the participant for at least six months, or (c), in the discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement.

11. Stock Units. A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the participant would have received if the participant had been the owner of shares of Common Stock instead of the Stock Units.

12. Adjustment Provisions.

(a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

(b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

13. Nontransferability. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the participant’s lifetime, only by the participant or a Permitted Transferee. In the event of the death of a participant, exercise or payment shall be made only:

(a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution; and

(b) To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section, “Permitted Transferee” shall include (i) one or more members of the participant’s family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant’s family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant’s family exceed 80% of all interests. For this purpose, the participant’s family shall include only the participant’s spouse, children and grandchildren.

14. Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

15. Tenure. A participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

16. Duration, Interpretation, Amendment and Termination. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, stock options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any stock options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan.

The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; or (b) modify the requirements as to eligibility for benefits under the Plan.

17. Effective Date. The Plan will be effective immediately following approval by the stockholders of the Company at the 2006 Annual Meeting of Stockholders.

Appendix D

2006 EXECUTIVE PERFORMANCE PLAN

1. Purpose. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 the amount of an employer’s deduction for a fiscal year relating to compensation for certain executive officers, with exceptions for specific types of compensation such as performance-based compensation. The Insituform Technologies, Inc. 2006 Executive Performance Plan (the “Plan”) is intended to provide for the payment of qualified performance-based compensation in the form of incentive compensation that is not subject to the Section 162(m) deduction limitation. The Plan also is intended to focus the interests of key employees on the key measures of Insituform Technologies, Inc.’s (the “Company”) success and to reward such employees for achieving such key measures of the Company’s success.

2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean a cash payment (whether paid currently or deferred), or a grant of a “benefit” (other than a stock option) pursuant to the Equity Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company.

“Compensation Committee” shall mean the Compensation Committee of the Board (or any successor committee), which committee shall consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

“Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code.

“Equity Plan” shall mean the Insituform Technologies, Inc. 2001 Employee Equity Incentive Plan, the Insituform Technologies, Inc. 2006 Employee Equity Incentive Plan, and any successor plan or plans of the Company.

“Participant” shall mean any executive of the Company who is eligible to participate in accordance with Section 3 of this Plan.

“Performance Period” shall mean any period of at least one year designated as a Performance Period by the Compensation Committee.

“Performance Award” shall mean an Award level that may be paid if certain performance goals are achieved in the Performance Period.

3. Eligibility. The Participants in this Plan for any Performance Period shall be comprised of each employee of the Company who is a Covered Employee during such Performance Period, or who may be a Covered Employee as of the end of a tax year for which the Company would claim a tax deduction in connection with the payment of compensation to such employee, during such Performance Period and who is designated individually or by class to be a Participant for such Performance Period by the Compensation Committee at the time a Performance Award is established for such employee.

4. Awards.

(a) The Compensation Committee shall establish objective performance goals in writing not later than 90 days after the beginning of each Performance Period. The performance goals will be based on one or more of the following business criteria: stock price, sales, return on equity, book value, expense management, earnings per share, free cash flow, net income, return on assets, individual performance and business unit performance. The Compensation Committee will specifically define such terms at the time it establishes the performance goals. Such performance goals shall be sufficiently detailed and objective so that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant pursuant to such Performance Award formula.

(b) The Compensation Committee shall also establish the Performance Award payable to a Participant if the performance goals are achieved. The payment of any Award shall be subject to achievement of the performance goals. The Compensation Committee may, in its discretion, reduce the amount of any Award based on such criteria as it shall determine. Awards shall be paid as soon as practical after the Compensation Committee has certified that the performance goals for the Performance Period have been achieved.

(c) Prior to the payment of any Award, the Compensation Committee shall certify in  writing that the performance goals applicable to such Award were met.

(d) The Compensation Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, the regulations promulgated thereunder, and any successors thereto.

(e) The maximum aggregate amount of compensation that may be paid to a Participant in any fiscal year of the Company pursuant to one or more Performance Awards under this Plan shall not exceed the Maximum Amount for such fiscal year. If the Maximum Amount (including carryforwards under this sentence) for a fiscal year exceeds the amount paid to a Participant in that year, such excess shall be carried forward and added to the Maximum Amount for the succeeding fiscal year. For this purpose, the Maximum Amount for a fiscal year shall be $3,220,000 for the 2006 fiscal year, and, for each succeeding fiscal year, 110% of the Maximum Amount for the immediately preceding year (determined without regard to any carryforward); and compensation shall be treated as paid when such compensation would be allowable as a deduction under chapter 1 of the Internal Revenue Code of 1986, as amended, (without regard to section 162(m) of such Code).

5. Form Of Payment. An Award shall be paid in the form of cash, or in the form of a “benefit” in accordance with an award pursuant to the Equity Plan.

6. Time of Payment. An Award for a Performance Period normally shall be paid as soon as administratively feasible after the Compensation Committee certifies in writing that the performance goals applicable to such Award were met. However, a Participant may elect to defer receipt of such a payment in accordance with the terms of the Insituform Technologies, Inc. Senior Management Voluntary Deferred Compensation Plan.

7. Other Conditions.

(a) No person shall have any claim to an Award under the Plan. There is no obligation of uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

(b) Neither the Plan, nor any action taken hereunder, shall be construed as giving to any Participant the right to be retained in the employ of the Company or an affiliate.

 (c) The Company or any affiliate shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

8. Plan Administration.

(a) The Compensation Committee shall have full discretionary power to administer and interpret the Plan and to establish rules for its administration. In making any determinations under or referred to in the Plan, the Compensation Committee shall be entitled to rely on opinions, reports or statements of employees of the Company and its affiliates and of counsel, public accountants and other professional or expert persons.

 (b) The Plan shall be governed by the laws of the State of Missouri and applicable federal law.

9. Modification Or Termination Of Plan. The Board may modify or terminate the Plan at any time, effective at such date as the Board may determine.

10. Stockholder Approval. This Plan shall be subject to approval by the affirmative vote of a majority of the shares of Common Stock cast in a separate vote of the stockholders of the Company at the 2006 Annual Meeting of Stockholders, and such stockholder approval shall be a condition to the right of a Participant to receive any Award hereunder.

INSITUFORM TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having received the notice of the annual meeting of stockholders of Insituform Technologies, Inc. and the proxy statement, appoints Thomas S. Rooney, Jr. and David F. Morris, and each of them acting individually, the undersigned’s proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the shares of our Class A common stock, $.01 par value, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs that this proxy be voted as specified on the reverse side.

If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment or adjournments thereof, all of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
INSITUFORM TECHNOLOGIES, INC.

April 26, 2006

Please date, sign and mail your proxy
card in the envelope provided as soon as possible.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1. ELECTION OF DIRECTORS: ☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: / / STEPHEN P. CORTINOVIS / / STEPHANIE A. CUSKLEY / / JOHN P. DUBINSKY / / JUANITA H. HINSHAW / / ALFRED T. MCNEILL / / THOMAS S. ROONEY, JR. / / SHELDON WEINIG / / ALFRED L. WOODS

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: [GRAPHIC]

2.            PROPOSAL TO APPROVE THE 2006 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE  PLAN.

☐    For
☐    Against
☐    Abstain

3.            PROPOSAL TO APPROVE THE 2006 EMPLOYEE EQUITY INCENTIVE PLAN.

☐    For
☐    Against
☐    Abstain

4.            PROPOSAL TO APPROVE THE 2006 EXECUTIVE PERFORMANCE PLAN.

☐    For
☐    Against
☐    Abstain

5.            PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS  INDEPENDENT PUBLIC AUDITORS.

☐    For
☐    Against
☐    Abstain

This proxy also may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof.

This proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE NAMED NOMINEES FOR DIRECTOR, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4 and “FOR” PROPOSAL 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder____________________________ Date:____________________

Signature of Stockholder____________________________  Date:____________________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.